                                                                   EXHIBIT 11.1

                            FSI INTERNATIONAL, INC.
                     COMPUTATION OF INCOME PER COMMON SHARE


                                                          QUARTER ENDED:                            NINE MONTHS ENDED:
                                                 --------------------------------            -------------------------------
                                                 MAY 31, 1997        MAY 25, 1996            MAY 31, 1997       MAY 25, 1996
                                                 --------------------------------            -------------------------------
PRIMARY:
AVERAGE SHARES OUTSTANDING                          22,507,019         22,179,731              22,444,057         22,116,311
NET EFFECT OF DILUTIVE STOCK OPTIONS AND
WARRANTS - BASED ON THE TREASURY STOCK METHOD                0            881,582                 461,131          1,051,117
                                                   -----------       ------------             -----------       ------------
TOTAL                                               22,507,019         23,061,313              22,905,188         23,167,428
                                                   ===========       ============             ===========       ============
NET (LOSS) INCOME                                  ($2,744,048)        $5,756,471              $3,234,552        $22,069,934
                                                   ===========       ============             ===========       ============
PRIMARY PER SHARE AMOUNTS                               ($0.12)             $0.25                   $0.14              $0.95
                                                   ===========       ============             ===========       ============

FULLY DILUTED:
AVERAGE SHARES OUTSTANDING                          22,507,019         22,179,731              22,444,057         22,116,311
NET EFFECT OF DILUTIVE STOCK OPTIONS AND
WARRANTS - BASED ON THE TREASURY STOCK METHOD                0            867,038                 490,607            963,636
                                                   -----------       ------------             -----------       ------------
TOTAL                                               22,507,019         23,046,769              22,934,664         23,079,947
                                                   ===========       ============             ===========       ============
NET (LOSS) INCOME                                  ($2,744,048)        $5,756,471              $3,234,552        $22,069,934
                                                   ===========       ============             ===========       ============
FULLY DILUTED PER SHARE AMOUNTS                         ($0.12)             $0.25                   $0.14              $0.96
                                                   ===========       ============             ===========       ============
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